UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2005

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On January 6, 2006, SPX Corporation, a Delaware corporation (the “Company”), entered into an employment agreement, a relocation agreement and a change-of-control severance agreement with Kevin Lilly, who had been named Vice President, Secretary and General Counsel of the Company as of January 1, 2006, and entered into a separation and consulting agreement with Mr. Lilly’s predecessor, Ross B. Bricker, who had chosen to leave the Company effective December 31, 2005. On December 21, 2005, the Company issued a press release related to this management change.  A copy of the press release was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 21, 2005 announcing management changes, and is incorporated herein by reference.

Employment Agreement

Under the employment agreement, the Company is not permitted to reduce the annual base salary rate of Mr. Lilly of $350,000 without Mr. Lilly’s consent. The agreement provides for participation in any annual performance bonus plans, long-term incentive plans and/or equity-based compensation plans established or maintained by the Company for its officers. The agreement further provides for participation in such other executive benefit plans offered by the Company, subject to the Company’s right to modify, suspend or discontinue the plans, including annual reimbursement for retiree medical premiums for Mr. Lilly, his spouse and eligible dependents until Mr. Lilly reaches Medicare eligibility due to age. Mr. Lilly will also receive standard executive business expense reimbursement, perquisites and vacation entitlements pursuant to the agreement. The agreement has a rolling one-year term. The expiration date is automatically extended by one day for each day of the term that elapses.

Upon termination of employment for any reason, the agreement provides for the following payments and benefits:

• earned but unpaid base salary;

• any earned annual incentive plan bonus, for which the performance measurement period has ended;

• any accrued but unpaid vacation;

• any amounts payable under any of the Company’s benefit plans; and

• unreimbursed business expenses.

Upon termination of employment by reason of death or disability, Mr. Lilly (or his estate) will receive—in addition to the payments and benefits provided in the event of termination of employment for any reason—a pro rata portion of any bonus payable under the Company’s annual incentive plan for the year in which such termination occurs determined based on the higher of the actual annual bonus paid for the bonus plan year immediately preceding such termination or the target bonus for the bonus plan year in which such termination occurs.

Upon termination of employment by the Company other than for cause, or upon voluntary termination of employment by Mr. Lilly for good reason—in addition to the payments and benefits provided in the event of termination of employment for any reason—the agreement provides for the following payments and benefits:

• the base salary and annual bonus that the Company would have paid under the agreement had Mr. Lilly’s employment continued to the end of the employment term;

• continued coverage under the Company’s executive benefit plans through the end of the employment term, at the same cost to Mr. Lilly as in effect on the date of his termination;

• executive perquisites, reduced to the extent comparable perquisites are actually received by or made available to Mr. Lilly without cost, during the period following his employment termination through December 31 of the year that includes the first anniversary of his employment termination;

• the period through the end of the employment term shall continue to count for purposes of determining Mr. Lilly’s age and service with the Company with respect to eligibility, vesting and the amount of benefits under the Company’s benefit plans to the extent permitted by applicable law;

• any outstanding stock options, restricted stock or other equity-based compensation awards shall immediately vest upon such termination date, and any such stock options shall be immediately exercisable at any time prior to the earlier of one year or the stock option expiration or other termination date; and

• outplacement services.

In the event of certain terminations following a change of control, Mr. Lilly will be entitled to the payments and benefits specified in his change-of-control severance agreement, which is described below. Those payments and benefits would replace those provided under the employment agreement to the extent that such payments or benefits would otherwise be duplicative.

The foregoing description of the employment agreement is qualified in its entirety by reference to the text of the employment agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Relocation Agreement

The relocation agreement entered into with Mr. Lilly provides for expense reimbursement, home sale assistance, temporary living, certain travel reimbursements and allowances, an allowance to cover miscellaneous expenses equal to one month’s base salary grossed up for taxes, and other relocation-related benefits.  The relocation agreement further provides that Mr. Lilly may be required to repay the Company for its expenditures related to Mr. Lilly’s relocation if he voluntarily and without good reason terminates his employment with the Company within one year of his appointment as Vice President, Secretary and General Counsel.  Such repayment obligation under the agreement is reduced ratably for each month that Mr. Lilly serves in that role.

The foregoing description of the relocation agreement is qualified in its entirety by reference to the text of the relocation agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Change-of-Control Severance Agreement

The change-of-control severance agreement entered into with Mr. Lilly provides for the payment of compensation and benefits if his employment terminates following a change of control. In the event of a termination for any reason following a change of control, Mr. Lilly will be entitled to receive all accrued benefits (including a cash bonus payment for the year of termination) through the date of termination. If a termination within 36 months following a change of control is for a reason other than death, disability, retirement or termination by the Company for cause or if employment is terminated by Mr. Lilly other than for good reason, he will be entitled to receive, in addition to the accrued benefits (including a cash bonus payment for the year of termination), the following severance benefits:

• a lump sum payment equal to two times the greater of (1) his annual salary just prior to the change of control or (2) his annual salary at the time of termination;

• a lump sum payment equal to two times the greatest of (1) the highest of his earned bonus amounts for the three years immediately preceding the termination year, (2) the target bonus under the Company’s Executive Bonus Plan for the termination year, or (3) the earned bonus amount for the termination year, calculated as if the date of termination were the end of that year;

• the continuation of employee benefits and executive perquisites for the lesser of two years or until he obtains comparable benefits and perquisites from another employer;

• for two years, life insurance in an amount equal to twice his final annual salary and, for the rest of each his life, life insurance in an amount equal to his final salary;

• immediate vesting of benefits under our pension plan and supplemental pension plan with credit for two additional years of service and for the salary and bonus continuation reflected by the severance compensation lump sum salary and bonus payments;

• lump sum payment of all balances under the Company’s Supplemental Retirement Savings Plan;

• immediate vesting of all options, restricted stock and other equity or incentive compensation awards, and a period of up to two years to exercise the options; and

• outplacement services.

For purposes of the change-of-control severance agreement, a change of control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of the Company’s securities (including in an exchange or tender offer); approval by the stockholders of the Company of (1) liquidation of the Company, (2) the sale of all or substantially all of the Company’s assets, (3) a merger or consolidation (except where the Company’s stockholders continue to hold at least 80% of the voting power of the new or surviving entity); or a change in the majority of the board of directors within a two-year period without the approval of the incumbent board.

The foregoing description of the change-of-control severance agreement is qualified in its entirety by reference to the text of the change of control severance agreement, which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Separation and Consulting Agreement

In connection with Mr. Bricker’s resignation from the Company, on January 5, 2006, the Company and Mr. Bricker entered into a separation and consulting agreement. This agreement provides that the restricted shares granted to Mr. Bricker that were not vested as of December 31, 2006 were forfeited. As part of this agreement, Mr. Bricker will not be required to repay his relocation expenses.

This agreement further provides that Mr. Bricker will provide consulting services for the Company from January 1, 2006 through March 31, 2006, unless sooner terminated as provided in the agreement. Mr. Bricker will provide advice, counsel or other assistance as is requested by the Company, and will be compensated at the rate of $41,667.00 per month for his services, plus approved and reasonable expenses.

Mr. Bricker is obligated to comply with (i) certain non-competition provisions until December 31, 2006 and (ii) confidentiality and cooperation requirements for an indefinite period.

Mr. Bricker’s employment agreement and change-of-control severance agreement with the Company, each dated as of April 11, 2005, terminated effective December 31, 2005, in connection with his resignation from the Company.

The foregoing description of the separation and consulting agreement is qualified in its entirety by reference to the text of the separation and consulting agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

The information contained under Item 1.01 is incorporated by reference into this Item 1.02.

Item 9.01.    Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit
Number	Description

10.1	Employment Agreement between SPX Corporation and Kevin Lilly, executed on January 6, 2006.

10.2	Relocation Agreement between SPX Corporation and Kevin Lilly, executed on January 6, 2006.

10.3	Change-of-Control Severance Agreement between SPX Corporation and Kevin Lilly, executed on January 6, 2006.

10.4	Separation and Consulting Agreement between SPX Corporation and Ross B. Bricker, executed on January 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: January 6, 2006	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement between SPX Corporation and Kevin Lilly, executed on January 6, 2006.

10.2	Relocation Agreement between SPX Corporation and Kevin Lilly, executed on January 6, 2006.

10.3	Change-of-Control Severance Agreement between SPX Corporation and Kevin Lilly, executed on January 6, 2006.

10.4	Separation and Consulting Agreement between SPX Corporation and Ross B. Bricker, executed on January 6, 2006.